Exhibit 99.1

FOR IMMEDIATE RELEASE
July 7, 2010

COLONIAL FINANCIAL SERVICES, INC.
ANNOUNCES RESULTS OF ITS STOCK OFFERING

Vineland, New Jersey, July 7, 2010 – Colonial Bankshares, Inc. (“Colonial Bankshares”) (Nasdaq: COBK), announced today that Colonial Financial Services, Inc. (“Colonial Financial Services”), which is the proposed stock holding company for Colonial Bank, FSB (the “Bank”) in connection with the mutual-to-stock conversion of Colonial Bankshares, MHC, expects to sell 2,295,000 shares of common stock at $10.00 per share, for gross offering proceeds of $22.95 million, in its stock offering.  Orders for a total of 788,358 shares of common stock have been accepted in the syndicated community offering, for which Stifel, Nicolaus & Company, Incorporated acted as sole book-running manager. The Company received orders for 1,506,642 shares of common stock in the subscription and community offerings, for which Stifel, Nicolaus & Company, Incorporated acted as selling agent.  All orders properly executed in the subscription and community offerings will be filled in whole, including the order by Colonial Financial Services’ employee stock ownership plan.

Concurrent with the completion of the offering, shares of Colonial Bankshares’ common stock owned by the public will be exchanged for shares of Colonial Financial Services’ common stock so that Colonial Bankshares’ existing stockholders will own approximately the same percentage of Colonial Financial Services’ common stock as they owned of Colonial Bankshares’ common stock immediately prior to the conversion. As a result, stockholders of Colonial Bankshares will receive 0.9399 shares of Colonial Financial Services’ common stock for each share of Colonial Bankshares common stock they own immediately prior to completion of the transaction.  Cash in lieu of fractional shares will be paid at a rate of $10.00 per share. As a result of the offering and the exchange of shares, Colonial Financial Services will have approximately 4,173,444 shares outstanding after giving effect to the transaction.

The transaction is scheduled to close on July 13, 2010, at which time Colonial Bankshares, MHC and Colonial Bankshares, Inc. will cease to exist and Colonial Financial Services will become the fully public stock holding company of Colonial Bank, FSB.  The shares of common stock of Colonial Bankshares will cease trading under the trading symbol “COBK” on the Nasdaq Global Market at the close of business on July 12, 2010.  The shares of common stock sold in the offering and issued in the exchange are expected to begin trading on the Nasdaq Global Market on July 13, 2010 under the trading symbol “COBKD” for a period of 20 trading days and will thereafter trade under “COBK.”

Stock certificates for shares purchased in the subscription offering and community offering are expected to be mailed to subscribers on or about July 13, 2010.  Stockholders of Colonial Bankshares holding shares in street name or in book-entry form will receive shares of Colonial Financial Services within their accounts. Stockholders of Colonial Bankshares holding shares in certificated form will be mailed a letter of transmittal on or about July 19, 2010 and will receive their shares of Company common stock and a check representing cash in lieu of fractional shares after submitting their stock certificates and a properly completed letter of transmittal to Colonial Financial Services’ transfer agent.

Forward Looking Statements -- This release may contain certain “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and may be identified by the use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” and “potential.” Examples of forward looking statements include, but are not limited to, estimates with respect to the financial condition, results of operations and business of Colonial Financial Services, Colonial Bankshares and Colonial Bank, FSB that are subject to various factors which could cause actual results to differ materially from these estimates. These factors include, but are not limited to, general economic and market conditions, legislative and regulatory conditions, changes in interest rates that affect Colonial Bank, FSB’s interest rate spread, changes in deposit flows, loan demand or real estate values and other economic, governmental, competitive, regulatory and technological factors that may affect Colonial Financial Services, Colonial Bankshares and Colonial Bank, FSB or their operations.